Exhibit 99.3

AGREEMENT FOR THE
ISSUANCE OF RESTRICTED SHARES
UNDER THE
FRANKLIN COVEY CO.
2004 NON-EMPLOYEE DIRECTORS’ STOCK INCENTIVE PLAN

THIS AGREEMENT FOR THE ISSUANCE OF RESTRICTED SHARES (the “Agreement”) is made and entered into effective _______________, 2005 (the “Grant Date”), by and between FRANKLIN COVEY CO., a Utah corporation (the “Company”), and ______________(the “Awardee”). Capitalized terms used herein without definition shall have the meanings set forth in the Franklin Covey Co. 2004 Non-Employee Directors’ Stock Incentive Plan, as amended from time to time (the “Plan”).

RECITALS:

A. Article 5 of the Plan provides for the grant of basic annual awards (“Awards”) in the form of Restricted Shares (“Restricted Shares”) to such Awardees as the Organization and Compensation Committee of the Board of Directors (the “Committee”) deems appropriate.

C. The Committee, on behalf of the Company, and the Awardee now desire to set forth the terms and conditions that will govern the issuance and holding of Restricted Shares to be granted to the Awardee, subject in all respects to the terms and conditions set forth in the Plan.

AGREEMENT

NOW, THEREFORE, upon these premises and in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.  Number of Restricted Shares. The Company hereby acknowledges and confirms the issuance of Restricted Shares to the Awardee, upon the terms and conditions set forth in this Agreement of ________________________ (_________) Restricted Shares. The number of Restricted Shares to which this Agreement pertains shall be adjusted, as necessary, in accordance with the provisions of Article 6 of the Plan.

2.  Vesting of Awards. Restricted Shares granted hereunder shall vest on the third anniversary of the Grant Date; provided, however, that in the event of the Awardee’s total disability (such determination to be made in the sole discretion of the Committee) or the Awardee’s retirement from the Board after having attained the age of 59, or by reason of death, the Restricted Shares awarded hereunder shall immediately vest.

3.  Status of Restricted Shares Prior to Vesting Date. The Restricted Shares awarded to the Awardee shall be evidenced by certificates issued in the name of the Awardee but retained in the possession of the Company until vested as provided hereunder. Prior to vesting and delivery of the Restricted Shares as hereinafter provided, the Awardee shall possess both voting and dividend rights with respect to the Restricted Shares. Prior to vesting, the Awardee shall have no right to pledge, hypothecate, transfer or otherwise dispose of any of the Restricted Shares.

4.  Delivery of Restricted Shares.

(a) Subject to the provisions of paragraph (c) below, as soon as practicable after the Restricted Shares have become vested in accordance with Section 2 above, such shares shall be paid to the Awardee or, in the case of the death of the Awardee, his designated beneficiary or beneficiaries, or in the absence of a designated beneficiary, to the estate of the Awardee. Payment of Awards shall be made solely in shares of Common Stock of the Company by delivery of certificates evidencing the number of Restricted Shares to which the Awardee is entitled.

(b) No shares of Common Stock shall be delivered pursuant to this Agreement until the requirements of such laws and regulations as may be deemed by the Company and the Committee to be applicable thereto are satisfied.

5.  General Provisions.

(a) Designation of Beneficiary. The Awardee may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of the Awardee.

(b) No Segregation of Cash or Shares. Except as provided herein, the Company shall not be required to segregate any cash or any shares of stock which may at any time be represented by the issuance of Restricted Shares. The Company shall not, by this Agreement or by any provisions of the Plan, be deemed to be a trustee of any stock or other property.

(c) Utah Law to Govern. All questions pertaining to the construction, regulation, validity and effect of this Agreement or the provisions of the Plan shall be determined in accordance with the laws of the State of Utah.

(d) Binding Effect. This Agreement shall be binding upon the Awardee and upon the Awardee’s heirs, executors, administrators, successors and legal representatives. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns.

(e)  Creditors. None of the provisions of this Agreement shall be for the benefit of or shall be enforceable by any creditor of the Awardee.

(f) Entire Agreement. This Agreement, including the provisions of the Plan incorporated herein, constitutes the entire understanding and agreement between the Company and the Awardee regarding the subject matter hereof. Any prior agreement, commitment, negotiation or understanding concerning any Award to be granted by the Company and not reflected herein or in a separately executed agreement is hereby superseded and cancelled in all respects. This Agreement may not be amended or supplemented in any manner except in a writing duly executed by both parties hereto.

(g) Severability. In the event that any condition, covenant or other provisions herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other covenant, condition or provision herein contained. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such condition, covenant or provision shall be deemed valid to the extent of the scope or breadth permitted by law.

(h) Titles and Captions. All article, section and paragraph titles and captions in this Agreement are for convenience of reference only, and shall in no way define, limit, extend or describe the scope or intent of any provision hereof.

IN WITNESS WHEREOF, the Company and the Awardee have executed this Agreement effective as of the date first set forth above.

FRANKLIN COVEY CO.

By:	/s/ ROBERT A. WHITMAN
Robert A. Whitman, President

Awardee: